UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	0-21835	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Rick Martich

On April 26, 2023, the Board of Directors of Helios Technologies, Inc. (the “Company”), appointed Rick Martich to the corporate officer position of President of Hydraulics, Americas.

Mr. Martich, 52, joined Enovation Controls in 2006 and brings over 25 years of domestic and international corporate and operating experience. Mr. Martich was most recently the Interim President of the CVT business as well as Senior Vice President, Global Operations and Systems Sales for the Company. Mr. Martich began his career in 1994 as a process/project engineer with PPG Industries. He went on to The Boeing Company where he led Lean Manufacturing activities on the 777 Floor Beam value stream and implemented Toyota Production System concepts and tools. He then spent time with Level 3 Communications where he progressed through a variety of roles across finance, engineering, and field services. A Six-Sigma Black Belt, as well as Gemba and Distribution Kaizen Coach, he holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and an MBA from The University of Tulsa with a focus in finance.

There are no family relationships between Mr. Martich and any director or executive officer of the Company, and Mr. Martich has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Martich’s appointment, the Company and Mr. Martich will enter into the Company’s standard Executive Officer Continuity Agreement, as well as our Executive Officer Severance Agreement (the “Severance Agreement”) on the Effective Date. The Severance Agreement provides for certain benefits to be paid to Mr. Martich in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. Pursuant to the terms of the Severance Agreement, upon an “Involuntary Termination of Employment” (as defined in the Severance Agreement), Mr. Martich is entitled to a continuation of his annual base salary for 12 months, a payment equal to 100% of the target value at the time of grant of his current year short-term incentive award, and continuing medical benefits, at Company expense, for Mr. Martich and his family for a period of 12 months. In addition, Mr. Martich will enter into the Company’s standard form Indemnification Agreement.

Copies of each of the Executive Officer Continuity Agreement, Executive Office Severance Agreement and Indemnification Agreement are filed hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and the foregoing descriptions are qualified in their entirety by reference to the full text of the applicable agreement.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

10.1+	Executive Officer Continuity Agreement (previously filed as Exhibit 10.3 to the Company’s Form 8-K filed June 18, 2019, and incorporated herein by reference).

10.2+	Executive Officer Severance Agreement, (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed June 18, 2019, and incorporated herein by reference).

10.3+	Indemnification Agreement (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed April 23, 2020, and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Executive management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	May 1, 2023	By:	/s/ Tricia L. Fulton
Tricia L. Fulton Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)